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Exhibit 10.20

 THIS DOCUMENT IS SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST ON FILE WITH THE
   SECURITIES AND EXCHANGE COMMISSION.  WHERE APPROPRIATE, THE CONFIDENTIAL
     PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND REPLACED WITH *** OR
                   *** CONFIDENTIAL TREATMENT REQUESTED ***.

                                  Confidential
                        INTERACTIVE MARKETING AGREEMENT
                        -------------------------------

     This Interactive Marketing Agreement (the "Agreement"), dated as of January 1, 2000 (the "Effective Date"), is between America Online, Inc. ("AOL"), a Delaware corporation, with offices at 22000 AOL Way, Dulles, Virginia 20166, and DigitalWork.com, Inc. ("DigitalWork"), a Delaware corporation, with offices at 230 West Monroe Street, Suite 1950, Chicago, Illinois 60606. AOL and DigitalWork may be referred to individually as a "Party" and collectively as the "Parties."

                                  INTRODUCTION
                                  ------------

     AOL and DigitalWork each desires to enter into an interactive marketing relationship whereby AOL will promote and distribute an interactive site referred to (and further defined) herein as the Co-Branded Site. This relationship is further described below and is subject to the terms and conditions set forth in this Agreement. Defined terms used but not defined in the body of the Agreement will be as defined on Exhibit B attached hereto.

                                     TERMS
                                     -----

1.  PROMOTION, DISTRIBUTION AND MARKETING.

    1.1. AOL Promotion of Co-Branded Site. AOL will provide DigitalWork with the promotions for the Co-Branded Site described on Exhibit A attached hereto. Subject to DigitalWork's reasonable approval, AOL will have the right to fulfill its promotional commitments with respect to any of the foregoing by providing DigitalWork comparable promotional placements in appropriate alternative areas of the AOL Network. In addition, if AOL is unable to deliver any particular Promotion, AOL will work with DigitalWork to provide DigitalWork, as its sole remedy, a comparable promotional placement. AOL reserves the right to redesign or modify the organization, structure, "look and feel," navigation and other elements of the AOL Network at any time. In the event such modifications materially and adversely affect any specific Promotion, AOL will work with DigitalWork to provide DigitalWork, as its sole remedy, a comparable promotional placement.

    1.2. Impressions Commitment. During the Term, AOL shall deliver *** Impressions to the Co-Branded Site through the Promotions (the "Impressions Commitment"). With respect to the Impressions targets specified on Exhibit A, AOL will not be obligated to provide in excess of any Impressions target amounts in any year. In the event there is (or will be in AOL's reasonable judgment) a shortfall in Impressions as of the end of the Initial Term (a "Final Shortfall"), AOL will provide DigitalWork, as its sole remedy, with comparable Impressions (e.g., having similar value or cpm, or being similarly targeted demographically) as reasonably and mutually agreed by the Parties to be so comparable.

    1.3. Content of Promotions. The Promotions will link only to the Co-Branded Site and will promote only the DigitalWork Products described on Exhibit D. The specific DigitalWork Content to be contained within the Promotions described in Exhibit A (the "Promo Content") will be determined by DigitalWork, subject to AOL's technical limitations, the terms of this Agreement and AOL's then-applicable policies relating to advertising and promotions. DigitalWork will submit in advance to AOL for its review a quarterly online
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                                                CONFIDENTIAL TREATMENT REQUESTED

          marketing plan with respect to the Co-Branded Site. The Parties will meet in person or by telephone at least monthly to review operations and performance hereunder, including a review of the Promo Content to ensure that it is designed to maximize performance. DigitalWork will consistently update the Promo Content as often as necessary to maximize effectiveness of the Promotions, as reasonably and mutually agreed. Except to the extent expressly described herein, the specific form, placement, duration and nature of the Promotions will be as determined by AOL in its reasonable editorial discretion (consistent with the editorial composition of the applicable screens).

    1.4. DigitalWork Promotion of Co-Branded Site and AOL. As set forth in fuller detail in Exhibit C, DigitalWork will not promote any third party (other than AOL or Netscape or their designated affiliates) as a preferred online business center (e.g., access provider, content portal, or communications (e-mail or instant message) service) and will promote the availability of the Co-Branded Site through the AOL Network.

2.  CO-BRANDED SITE.

    2.1. Creation of Co-Branded Site. DigitalWork will create a customized, co-branded version of DigitalWork's primary Interactive Site as the Co-Branded Site (to the extent consistent with the terms hereof), including distinct versions of the Co-Branded Site for each applicable property of the AOL Network as set forth below (e.g., one for linking from the AOL Service which is co-branded with the AOL brand, one for linking from the CompuServe Service which is co-branded with the CompuServe brand, etc.) (or, at AOL's option and upon reasonable advanced notice, just one version with the same co-branding across all AOL properties). DigitalWork will use commercially reasonable efforts to include certain distinct Content within each such distinct version of the Co-Branded Site, tailored and targeted to the applicable audience as mutually agreed (the "Brand Specific Content"). DigitalWork will comply with AOL's and its affiliates' then generally applicable customization standards and design guideline templates for each property with respect to headers, footers, co-branding and URLs, by way of example as set forth on Exhibit H attached hereto. Each page of the Co-Branded Site shall have AOL or AOL affiliate branded headers and footers, be located on the URL for the appropriate AOL affiliate (e.g., www.digitalwork.aol.com or www.digitalwork.netscape.com) such that AOL receives credit for all traffic thereto, in each case in accordance with AOL's (or the applicable AOL affiliate's) then current generally applicable standards, and contain navigational links to the appropriate property of the AOL Network. AOL shall have the right to change or modify its design guideline templates and co-branding requirements during the Terms, to conform to general changes made to the AOL Network or portions thereof. Upon AOL's reasonable request, DigitalWork will integrate into the Co-Branded Site, AOL's tools and technology for chat, message boards, Quick Checkout, and Search, plus such other tools and technology as the Parties may further mutually agree, and will best efforts to so integrate AOL's Shopping Cart if and to the extent consistent with the DigitalWork's standard policy Notwithstanding anything to the contrary herein, DigitalWork shall have a reasonable amount of time (not to exceed 45 days from the execution hereof) to ramp up and implement the full extent of the co-branding required by this Section 2.1.

    2.2. Content and Programming. DigitalWork will make available through the Co-Branded Site the comprehensive offering of Products and related Content described on Exhibit D. Except as mutually agreed in writing by the Parties, the Co-Branded Site will contain only Content that is directly related to the DigitalWork Products listed on Exhibit D and will not contain any third-party products, services, programming or other Content. All sales of Products through the Co-Branded Site will be conducted through a direct sales format (e.g., not via auctions or clubs (it being understood and agreeded that repeat business or
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                                                CONFIDENTIAL TREATMENT REQUESTED

          service over a period of time for one fee is permitted)) DigitalWork will not promote, sell, offer or otherwise distribute any products through any format other than a direct sales format (e.g., through auctions or clubs) without the prior written consent of AOL. DigitalWork will review, delete, edit, create, update and otherwise manage all Content available on or through the Co-Branded Site in accordance with the terms of this Agreement. DigitalWork will ensure that the Co-Branded Site does not in any respect promote, advertise, market or distribute the products, services or content of any other Interactive Service, or any entity reasonably construed to be in competition with any third party with which AOL has an exclusive or premier relationship. DigitalWork will provide AOL and the Co-Branded Site with the programming, content, and services set fort on Exhibit
          D. AOL will integrate DigitalWork's content, programming and services in the manner and areas set forth in Exhibit D.

    2.3. Production Work. Except as agreed to in writing by the Parties pursuant to the "Production Work" section of the Standard Online Commerce Terms & Conditions attached hereto as Exhibit F, DigitalWork will be responsible for all production work associated with the Co-Branded Site, including all related costs and expenses.

    2.4. Technology. DigitalWork will use best efforts consistent with DigitalWork's standard policies to conform its promotion and sale of Products through the Co-Branded Site to the then-existing technologies identified by AOL which are optimized for the AOL Service including, without limitation, any "quick checkout" tool which AOL may implement to facilitate purchase of products or services in the Co-Branded Site by AOL Users from DigitalWork through the Co-Branded Site. AOL will be entitled to require reasonable changes to the Content (including, without limitation, the features or functionality) within any linked pages of the Co-Branded Site to the extent such Content will, in AOL's good faith judgment, adversely affect any operational aspect of the AOL Network. AOL reserves the right to review and test the Co-Branded Site from time to time to determine whether the site is compatible with AOL's then-available client and host software and the AOL Network.

    2.5. Product Offering. DigitalWork will ensure that the Co-Branded Site includes all of the Products and other Content (including, without limitation, any features, offers, contests, functionality or technology) that are then made available by or on behalf of DigitalWork through any Additional DigitalWork Channel; provided, however, that (i) such inclusion will not be required where it is commercially or technically impractical to either Party (i.e., inclusion would cause either Party to incur substantial incremental costs); and (ii) the specific changes in scope, nature and/or offerings required by such inclusion will be subject to AOL's review and approval and the terms of this Agreement.

    2.6. Pricing and Terms. DigitalWork will ensure that: (i) the prices (and any other required consideration) for Products in the Co-Branded Site do not exceed the prices for the Products or substantially similar Products offered by or on behalf of DigitalWork through any Additional DigitalWork Channel; (ii) the terms and conditions related to Products in the Co-Branded Site are no less favorable in any respect to the terms and conditions for the Products or substantially similar Products offered by or on behalf of DigitalWork through any Additional DigitalWork Channel; and (iii) both the prices and the terms and conditions related to the overall Product line in the Co-Branded Site are reasonably competitive in the aggregate with the prices and terms and conditions for the Products or substantially similar Products (taking into account relative quality) offered by any comparable third party.

    2.7. Exclusive Offers/Member Benefits. The overall program of special/ promotional offers made available to AOL Users by DigitalWork through the Co-Branded Site shall, in the
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          aggregate, be at least as good as any program of special or promotional offers made available by or on behalf of DigitalWork through any Additional DigitalWork Channel. In addition, DigitalWork shall promote through the Co-Branded Site on a regular and consistent basis special offers exclusively available to AOL Users (the "AOL Exclusive Offers"). DigitalWork shall, at all times, feature at least one AOL Exclusive Offer for AOL Users. The AOL Exclusive Offer made available by DigitalWork shall provide a substantial member benefit to AOL Users, either by virtue of a meaningful price discount, product enhancement, unique service benefit or other special feature. DigitalWork will provide AOL with reasonable prior notice of AOL Exclusive Offers so that AOL can market the availability of such AOL Exclusive Offers in the manner AOL deems appropriate in its editorial discretion.

    2.8. Operating Standards. DigitalWork will ensure that the Co-Branded Site complies at all times with the standards set forth in Exhibit E. To the extent site standards are not established in Exhibit E with respect to any aspect or portion of the Co-Branded Site (or the Products or other Content contained therein), DigitalWork will provide such aspect or portion at a level of accuracy, quality, completeness, and timeliness which meets or exceeds prevailing standards in the business-to-business industry. In the event DigitalWork fails to comply with any material terms of this Agreement or any Exhibit attached hereto, AOL will have the right (in addition to any other remedies available to AOL hereunder) to decrease the promotion it provides to DigitalWork hereunder (and to decrease or cease any other contractual obligation hereunder) until such time as DigitalWork corrects its non-compliance (and in such event, AOL will be relieved of the proportionate amount of any promotional commitment made to DigitalWork by AOL hereunder corresponding to such decrease in promotion) and any revenue threshold(s) set forth in Section 4 will each be adjusted proportionately to correspond to such decrease in promotion and other obligations during the period of non-compliance.

    2.9. Advertising Sales. AOL will own all advertising inventory within the Co-Branded Site and will have the exclusive right to license and/or sell all Advertisements in the Co-Branded Site (who AOL may sell such ads to, and for what products or services, shall be subject to DigitalWork's reasonable standard advertising policies as made available to AOL). DigitalWork may not incorporate or link to any Advertisement or other commercial elements without AOL's prior written approval. DigitalWork will provide AOL with a meaningful opportunity to discuss in good faith the possibility (subject to mutual agreement on terms) for AOL to exclusively sell all advertising inventory on some or all of: the Standard Site and/or any other DigitalWork Interactive Site.

    2.10. Traffic Flow. DigitalWork will take reasonable efforts to ensure that AOL traffic is either kept within the Co-Branded Site or channeled back into the AOL Network (with the exception of advertising links sold and implemented pursuant to the Agreement). The Parties will work together on implementing mutually acceptable links from the Co-Branded Site back to the AOL Service. In the event that AOL points to the Co-Branded Site or any other DigitalWork Interactive Site or otherwise delivers traffic to such site hereunder, DigitalWork will ensure that navigation back to the AOL Network from such site, whether through a particular pointer or link, the "back" button on an Internet browser, the closing of an active window, or any other return mechanism, shall not be interrupted by DigitalWork through the use of any intermediate screen or other device not specifically requested by the user, including without limitation through the use of any html popup window or any other similar device. Rather, such AOL traffic shall be pointed directly back to the AOL Network as designated by AOL. DigitalWork will modify links within the co-branded pages, where appropriate, to re-circulate users to the appropriate AOL property. DigitalWork will ensure that all AOL users in the co-branded areas will not be
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          able to access any additional links to DigitalWork's generally available Web site, other than those areas set forth on Exhibit B.

3.  PAYMENTS.

    3.1. Guaranteed Payments. DigitalWork will pay AOL a non-refundable guaranteed payment of Six Million Dollars (US$6,000,000), payable as follows: (a) One Million Dollars (US $1,000,000) upon execution hereof, and (b) Five Million Dollars (US % 5,000,000) within thirty
          (30) of the full execution hereof.

    3.2. Sharing of Transaction Revenues. During the Initial Term, DigitalWork shall retain *** of the Transaction Revenues generated by DigitalWork in the Co-Branded Site.

    3.3. Sharing of Advertising Revenues. AOL shall own the rights to Advertising Revenues generated through the Co-Branded Site, as set forth in Section 2.9. AOL will pay to DigitalWork, *** of Advertising Revenues received by AOL for such Advertisements in the Co-Branded Site as described herein on a quarterly basis within thirty days following the end of the quarter in which such amounts were generated.

    3.4. Late Payments; Wired Payments. All amounts owed hereunder not paid when due and payable will bear interest from the date such amounts are due and payable at such time. All payments required hereunder will be paid in immediately available, non-refundable U.S. funds wired to the "America Online" account, Account Number *** at The Chase Manhattan Bank, 1 Chase Manhattan Plaza, New York, NY 10081 (ABA: ***).

    3.5. Auditing Rights. DigitalWork will maintain complete, clear and accurate records of all expenses, revenues and fees in connection with the performance of this Agreement. For the sole purpose of ensuring compliance with this Agreement, AOL (or its representative) will have the right to conduct a reasonable and necessary inspection of portions of the books and records of DigitalWork which are relevant to DigitalWork's performance pursuant to this Agreement. Any such audit may be conducted after 20 business days prior written notice to DigitalWork. AOL shall bear the expense of any audit conducted pursuant to this Section 4.5 unless such audit shows an error in AOL's favor amounting to a deficiency to AOL in excess of (5%) of the actual amounts paid and/or payable to AOL hereunder, in which event DigitalWork shall bear the reasonable expenses of the audit. DigitalWork shall pay AOL the amount of any deficiency discovered by AOL within (30) days after receipt of notice thereof from AOL.

    3.6. Taxes. DigitalWork will collect and pay and indemnify and hold AOL harmless from, any sales, use, excise, import or export value added or similar tax or duty not based on AOL's net income, including any penalties and interest, as well as any costs associated with the collection or withholding thereof, including attorneys' fees.

    3.7.  Reports.

          3.7.1. Sales Reports. DigitalWork will provide AOL in an automated manner with a quarterly report (and will use commercially reasonable efforts to provide monthly reports if requested by
                  AOL) in a mutually agreed format, detailing the following activity in such period (and any other information mutually agreed upon by the Parties or reasonably required for measuring revenue activity by DigitalWork through the Co-Branded Site): (i) summary sales information by day (date, number of Products, number of orders, total Transaction Revenues); and (ii) detailed sales information (purchaser name and screenname (with respect to screenname, if commercially reasonable) (or e-mail address), SKU or Product description) (in information in clauses (i) and (ii), "Sales Reports"). AOL will be entitled to use the Sales Reports in its business
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                                                CONFIDENTIAL TREATMENT REQUESTED


                  operations, subject to the terms of this Agreement. AOL acknowledges that such reports may contain Confidential Information as defined herein.

          3.7.2. Usage Reports. AOL shall provide DigitalWork with standard usage information related to the Promotions (e.g. a schedule of the Impressions delivered by AOL at such time) which is similar in substance and form to the reports provided by AOL to other interactive marketing partners similar to DigitalWork. DigitalWork acknowledges that such information may be Confidential Information as defined herein. Upon reasonable request by DigitalWork, AOL shall supply independent verification of such Impressions reports, verified by AOL's independent auditor, similar in substance and form to the verifications provided by AOL to other interactive marketing partners similar to DigitalWork.

          3.7.3. Fraudulent Transactions. To the extent permitted by applicable laws, DigitalWork will provide AOL with an prompt report of any fraudulent order, including the date, screenname or email address and amount associated with such order, promptly following DigitalWork obtaining knowledge that the order is, in fact, fraudulent.

4. WARRANTS. Concurrently with the execution hereof, and as a condition precedent to AOL's obligations hereunder, DigitalWork shall enter into the Preferred Stock Subscription Warrant Agreement with AOL (the "Warrant Agreement").

5.  TERM; RENEWAL; TERMINATION.

    5.1. Term. Unless earlier terminated as set forth herein, the initial term of this Agreement will be eighteen (18) months from and after the Effective Date (the "Initial Term").

    5.2. Renewal. Upon conclusion of the Initial Term, AOL will have the right to renew the Agreement for a one-year renewal term (the "Renewal Term" and together with the Initial Term, the "Term"). The Renewal Term shall automatically commence following the expiration of the Initial Term (or prior Renewal Term, as the case may be), provided that AOL shall be entitled to terminate any such Renewal Term with thirty (30) days prior written notice to DigitalWork. The Parties may mutually agree to extend the Agreement for multiple additional Renewal Terms.

    5.3. Continued Links. Upon expiration of the Term, for up to one (1) year thereafter, AOL may, at its discretion, continue to promote one or more "pointers" or links from the AOL Network to an DigitalWork Interactive Site and continue to use DigitalWork's trade names, trade marks and service marks in connection therewith (collectively, a "Continued Link"). So long as AOL maintains a Continued Link, (a) DigitalWork shall maintain its Co-Branded Site, and pay AOL eight and three-quarters percent (8.75%) of all Transaction Revenues from AOL Purchasers sourced after the Term and during such Continued Link (on a quarterly basis within 30 days following the end of the quarter in which such Transaction Revenues were generated), and (b) Sections 3.4 through 3.7, along with the terms of Exhibit G hereto shall continue to apply with respect to the Continued Link and any transactions arising therefrom.

    5.4. Termination for Breach. Except as expressly provided elsewhere in this Agreement, either Party may terminate this Agreement at any time in the event of a material breach of the Agreement by the other Party which remains uncured after thirty (30) days written notice thereof to the other Party (or such shorter period as may be specified elsewhere in this Agreement). Notwithstanding the foregoing, in the event of a material breach of a provision that expressly requires action to be completed within an express period shorter than 30 days, either Party may terminate this Agreement if the breach remains uncured after written notice thereof to the other Party.
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    5.5.  Termination for Bankruptcy/Insolvency. Either Party may terminate this
          Agreement immediately following written notice to the other Party if the other Party (i) ceases to do business in the normal course, (ii) becomes or is declared insolvent or bankrupt, (iii) is the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within ninety (90) calendar days or (iv) makes an assignment for the benefit of creditors.

    5.6. Termination on Change of Control. In the event of (i) a Change of Control of DigitalWork resulting in control of DigitalWork by an Interactive Service or (ii) a Change of Control of AOL, AOL may terminate this Agreement by providing thirty (30) days prior written notice of such intent to terminate; provided that, if AOL elects to so terminate as a result of a Change of Control of AOL, then AOL shall deliver a pro rata refund to DigitalWork of amounts paid by DigitalWork to the extent unearned by AOL (i.e., to the extent of undelivered Impressions Commitment at time of termination).

    5.7. Press Releases. Each Party will submit to the other Party, for its prior written approval, which will not be unreasonably withheld or delayed, any press release or any other public statement ("Press Release") regarding the transactions contemplated hereunder. Notwithstanding the foregoing, either Party may issue Press Releases and other disclosures as required by law without the consent of the other Party and in such event, the disclosing Party will provide at least five (5) business days prior written notice of such disclosure. The failure by one Party to obtain the prior written approval of the other Party prior to issuing a Press Release (except as required by law) shall be deemed a material breach of this Agreement. Because it would be difficult to precisely ascertain the extent of the injury caused to the non-breaching party, in the event of such material breach, the non-breach party may elect to either (a) terminate this Agreement immediately upon notice to the other Party, or (b) as liquidated damages, elect to modify the Impression commitment hereunder by (15%) (either an increase in Impressions if AOL has materially breached the Agreement or a decrease in Impressions if DigitalWork has materially breached the Agreement). The Parties agree that the liquidated damages set forth are a reasonable approximation of the injury that would be suffered by the non-breaching Party.

6.  NETSCAPE TOOLS, UTILITIES & PROGRAMMING.

    6.1. Netscape Open Business Directory. Netscape will integrate DigitalWork, and DigitalWork will use good faith efforts to provide an opt-in for its business users to be integrated into, the Netscape Open Business Directory (subject to all generally applicable terms thereof, as available online). DigitalWork and its business users integrated into the Netscape Open Business Directory will qualify for specific Netscape "Members only" reduced price and/or enhanced value products and services. In addition, DigitalWork business users will be able to search for and find buyers and sellers and to leverage Netscape generally available value-added business-to-business e-commerce hosted services such as auctions, catalog buying, and bid-quote. DigitalWork understands and agrees that the Netscape Open Business Directory product may be structured by AOL to be provided by Netscape or by a third party, and that, if provided by a third party, AOL shall not be required to force such third party to accept the terms of this
          Section 6.1, and DigitalWork may not be able to so participate; provided that AOL shall use commercially reasonable efforts to request of such third party to consent to working with DigitalWork. AOL may consider in good faith the possibility of using DigitalWork as such third party. Notwithstanding the forgoing, if requested by AOL and/or such third party, DigitalWork shall participate.

    6.2. Netscape Business Card. DigitalWork will be integrated into a co-branded Netscape Business Card (subject to all generally applicable terms thereof), enabling DigitalWork to provide specific photos and programming related to its products and services and leverage Netscape generally available value-added business-to-business e-commerce services. DigitalWork will use good faith efforts to evaluate offering to its partners and users accessing DigitalWork's generally available web sites, the opportunity to be integrated into a co-

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          branded Netscape Business Card (subject to all generally applicable terms thereof). To the extent a DigitalWork partner or end user subscribes for any revenue generating service in the Netscape Business Cards, Netscape will pay DigitalWork, *** of *** generated from such premium integration. Netscape shall pay such amounts to DigitalWork on a quarterly basis within (30) days following the end of the quarter in which such amounts were generated. DigitalWork understands and agrees that the Netscape Business Card product may be structured by AOL to be provided by Netscape or by a third party, and that, if provided by a third party, AOL shall not be required to force such a third party to accept the terms of this Section 6.7, and DigitalWork may not be able to so participate; provided that AOL shall use commercially reasonably efforts to request of such third part to consent to working with DigitalWork AOL may consider the possibility of using DigitalWork as such third party. Notwithstanding the forgoing, if requested by AOL and/or such third party DigitalWork shall participate.

    6.3. Co-Branded AIM Client. Concurrently with the execution hereof, and as a condition precedent to the effectiveness hereof, the Parties shall enter into the AIM Agreement.

    6.4. Netscape Programming. Within 3 days of any such request from Netscape, DigitalWork will use good faith efforts to evaluate specific Netscape content, programming and links that DigitalWork may integrate into its generally available web site (e.g., targeted at business users). The parties will mutually agree upon (a) the nature of Netscape content and programming, if any, to be integrated on the DigitalWork web site,
          (b) the terms of any such agreement, and (c) the carriage/integration plan for such content and programming. DigitalWork will integrate such Netscape content and programming, if any, throughout the DigitalWork web based application, and will provide navigational links throughout the DigitalWork web based applications to the co-branded areas containing the Netscape programming.

7.  MANAGEMENT COMMITTEE/ARBITRATION.

    7.1. Management Committee. The Parties will act in good faith and use commercially reasonable efforts to promptly resolve any claim, dispute, claim, controversy or disagreement (each a "Dispute") between the Parties or any of their respective subsidiaries, affiliates, successors and assigns under or related to this Agreement or any document executed pursuant to this Agreement or any of the transactions contemplated hereby. If the Parties cannot resolve the Dispute within such time frame, the Dispute will be submitted to the Management Committee for resolution. For ten (10) days following submission of the Dispute to the Management Committee, the Management Committee will have the exclusive right to resolve such Dispute; provided further that the Management Committee will have the final and exclusive right to resolve Disputes arising from any provision of the Agreement which expressly or implicitly provides for the Parties to reach mutual agreement as to certain terms. If the Management Committee is unable to amicably resolve the Dispute during the ten-day period, then the Management Committee will consider in good faith the possibility of retaining a third party mediator to facilitate resolution of the Dispute. In the event the Management Committee elects not to retain a mediator, the dispute will be subject to the resolution mechanisms described below. "Management Committee" will mean a committee made up of a senior executive from each of the Parties for the purpose of resolving Disputes under this Section 7 and generally overseeing the relationship between the Parties contemplated by this Agreement. Neither Party will seek, nor will be entitled to seek, binding outside resolution of the Dispute unless and until the Parties have been unable amicably to resolve the Dispute as set forth in this Section 7 and then, only in compliance with the procedures set forth in this Section 7.

    7.2. Arbitration. Except for Disputes relating to issues of (i) proprietary rights, including but not limited to intellectual property and confidentiality, and (ii) any provision of the Agreement which expressly or implicitly provides for the Parties to reach mutual agreement as to certain terms (which will be resolved by the Parties solely and exclusively through amicable resolution as set forth in
          Section 7.1), any Dispute not resolved by amicable resolution as set forth in Section 7.1 will be governed exclusively and finally by arbitration. Such arbitration will be conducted by the American Arbitration Association ("AAA") in Washington, D.C. and will be initiated and conducted in accordance with the Commercial Arbitration Rules ("Commercial Rules") of the AAA, including the AAA Supplementary Procedures for Large Complex Commercial Disputes ("Complex Procedures"), as such rules will be in effect on the date of delivery of a demand for arbitration ("Demand"), except to the extent that such rules are inconsistent

                                                CONFIDENTIAL TREATMENT REQUESTED


          with the provisions set forth herein. Notwithstanding the foregoing, the Parties may agree in good faith that the Complex Procedures will not apply in order to promote the efficient arbitration of Disputes where the nature of the Dispute, including without limitation the amount in controversy, does not justify the application of such procedures.

    7.3. Selection of Arbitrators. The arbitration panel will consist of three arbitrators. Each Party will name an arbitrator within ten (10) days after the delivery of the Demand. The two arbitrators named by the Parties may have prior relationships with the naming Party, which in a judicial setting would be considered a conflict of interest. The third arbitrator, selected by the first two, should be a neutral participant, with no prior working relationship with either Party. If the two arbitrators are unable to select a third arbitrator within ten
          (10) days, a third neutral arbitrator will be appointed by the AAA from the panel of commercial arbitrators of any of the AAA Large and Complex Resolution Programs. If a vacancy in the arbitration panel occurs after the hearings have commenced, the remaining arbitrator or arbitrators may not continue with the hearing and determination of the controversy, unless the Parties agree otherwise.

    7.4. Governing Law. The Federal Arbitration Act, 9 U.S.C. Secs. 1-16, and not state law, will govern the arbitrability of all Disputes. The arbitrators will allow such discovery as is appropriate to the purposes of arbitration in accomplishing a fair, speedy and cost-effective resolution of the Disputes. The arbitrators will reference the Federal Rules of Civil Procedure then in effect in setting the scope and timing of discovery. The Federal Rules of Evidence will apply in toto. The arbitrators may enter a default decision against any Party who fails to participate in the arbitration proceedings.

    7.5. Arbitration Awards. The arbitrators will have the authority to award compensatory damages only. Any award by the arbitrators will be accompanied by a written opinion setting forth the findings of fact and conclusions of law relied upon in reaching the decision. The award rendered by the arbitrators will be final, binding and non-appealable, and judgment upon such award may be entered by any court of competent jurisdiction. The Parties agree that the existence, conduct and content of any arbitration will be kept confidential and no Party will disclose to any person any information about such arbitration, except as may be required by law or by any governmental authority or for financial reporting purposes in each Party's financial statements.

    7.6. Fees. Each Party will pay the fees of its own attorneys, expenses of witnesses and all other expenses and costs in connection with the presentation of such Party's case (collectively, "Attorneys' Fees"). The remaining costs of the arbitration, including without limitation, fees of the arbitrators, costs of records or transcripts and administrative fees (collectively, "Arbitration Costs") will be borne equally by the Parties. Notwithstanding the foregoing, the arbitrators may modify the allocation of Arbitration Costs and award Attorneys' Fees in those cases where fairness dictates a different allocation of Arbitration Costs between the Parties and an award of Attorneys' Fees to the prevailing Party as determined by the arbitrators.

    7.7. Non Arbitratable Disputes. Any Dispute that is not subject to final resolution by the Management Committee or to arbitration under this
          Section 7 or by law (collectively, "Non-Arbitration Claims") will be brought in a court of competent jurisdiction in the State of New York. Each Party irrevocably consents to the exclusive jurisdiction of the courts of the State of New York and the federal courts situated in the State of New York, over any and all Non-Arbitration Claims and any and all actions to enforce such claims or to recover damages or other relief in connection with such claims.

                                                CONFIDENTIAL TREATMENT REQUESTED

8. iPLANET. Netscape and DigitalWork will use good faith efforts to evaluate a relationship with iPlanet for transaction and commerce related applications and enterprise software on terms to be mutually agreed upon by the Parties. The Parties will develop a specifications requirements document within (30) days of full execution hereof.

9. MISCELLANEOUS. DigitalWork will provide AOL with a meaningful opportunity to discuss in good faith the possibility (subject to mutual agreement on terms) for AOL to provide future small business, SOHO, vertical trading community activities provided by DigitalWork, including, without limitation, access, vertical trading community platforms, and trading systems. This right does not obligate DigitalWork to purchase any such products or services from AOL. DigitalWork will provide AOL with a meaningful opportunity to discuss in good faith the possibility (subject to mutual agreement on terms) for DigitalWork to incorporate any AOL Component Product on the Standard Site.

10. STANDARD TERMS. The Standard Online Commerce Terms & Conditions set forth on Exhibit F attached hereto and Standard Legal Terms & Conditions set forth on Exhibit G attached hereto are each hereby made a part of this Agreement.


IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date

AMERICA ONLINE, INC.                        DIGITALWORK.COM, INC.


By:/s/ David Colburn                        By: /s/ John Banta
   ---------------------------                  --------------------------
Name:                                       Name:
Title:                                      Title:

                                                CONFIDENTIAL TREATMENT REQUESTED

                                   EXHIBIT A
                              Placement/Promotion
                              -------------------



I.

-------------------------------------------------------------------------------
AREA                                        DESCRIPTION
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Level 1 Promotion                           *** Impressions
-------------------------------------------------------------------------------
Product Integration Level A
-------------------------------------------------------------------------------
Product Integration Level B
-------------------------------------------------------------------------------
Product Integration Level C
-------------------------------------------------------------------------------
Homepage Integration
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Level 2 Promotions                          *** Impressions
-------------------------------------------------------------------------------
Netcenter
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Business:                                   Rotational Banners
Toolkit Articles, Her Business
-------------------------------------------------------------------------------
Small Business:                             Rotational Banners
Main, departments
-------------------------------------------------------------------------------
Small Business - Research Button            Rotational Button
Sponsorship
-------------------------------------------------------------------------------
Business:                                   Rotational Text Links
Daily News, Toolkit Articles
-------------------------------------------------------------------------------
Her Business                                Rotational Text Links
-------------------------------------------------------------------------------
Small Business - Departments                Rotational Text Links
-------------------------------------------------------------------------------
Run of Netscape Channel                     Rotational Banners & Text Links
-------------------------------------------------------------------------------
Computing - Smart Update                    Rotational Banner
-------------------------------------------------------------------------------
Run of Computing & Internet                 Rotational Banners & Text Links
-------------------------------------------------------------------------------
Computing & Internet:                       Rotational Banners
Tech Resources, Software Review,
Support Books,
-------------------------------------------------------------------------------
Run of Personal Finance                     Rotational Banners & Text Links
-------------------------------------------------------------------------------
Run of Site Central - Business              Rotational Banners
-------------------------------------------------------------------------------
AOL Service
-------------------------------------------------------------------------------
Business News:                              Rotational Banners
Wire Press Release, Newsfeeds,
Miscellaneous Articles, Feature Articles,
-------------------------------------------------------------------------------

                                                Confidential Treatment Requested

--------------------------------------------------------------------------------
Business Week:                               Rotational Banners
Daily Briefing, Miscellaneous, Cover Story
--------------------------------------------------------------------------------
Market Day - Mid Day report                  Rotational Banners
--------------------------------------------------------------------------------
BKH - Advertising, Sales & Marketing         Rotational Banners
--------------------------------------------------------------------------------
BKH - Women-Owned Business                   Rotational Banners
--------------------------------------------------------------------------------
Industry - Sales & Marketing                 Rotational Banners
--------------------------------------------------------------------------------
Professional Forums                          Rotational Banners
--------------------------------------------------------------------------------
Run of Workplace                             Rotational Banners
--------------------------------------------------------------------------------
Market Player Sponsorship                    Sponsorship Button
(exact dates to be determined)
--------------------------------------------------------------------------------
Market Player Sponsorship - Market Player    One 2 Month Sponsorship Throughout
Badge                                        the Year
--------------------------------------------------------------------------------
Personal Finance Stock Quotes                Rotational Banners
--------------------------------------------------------------------------------
Run of Personal Finance                      Rotational Banners
--------------------------------------------------------------------------------
AOL.com
--------------------------------------------------------------------------------
Computing channel: Multimedia Screen         Rotational Great Deals Text Links
--------------------------------------------------------------------------------
Business & Careers Main Screen               Rotational Great Deals Text Links
--------------------------------------------------------------------------------
Web Center - Run of Personal Finance         Rotational Banners
--------------------------------------------------------------------------------
My AOL.com Run of Business News              Rotational Banners
--------------------------------------------------------------------------------
Yellow Pages - Business Services             Rotational Banners
--------------------------------------------------------------------------------
Hometown:                                    Rotational Banners
Run of Home Based Businesses Member
Pages, Run of Home Based
Businesses, Run of Hometown Business
--------------------------------------------------------------------------------
CompuServe
--------------------------------------------------------------------------------
Business:                                    Rotational Banners
Main, Careers, Other
Soho
--------------------------------------------------------------------------------
Forum:                                       Rotational Banners
Business, Computing Support, Personal
Finance
--------------------------------------------------------------------------------
Run of Computing Channel                     Rotational Banners
--------------------------------------------------------------------------------
Run of Personal Finance Channel              Rotational Banners
--------------------------------------------------------------------------------
Cross Brand
--------------------------------------------------------------------------------
Classified Plus:                             Rotational Banners
Business Services, Business Category Main
--------------------------------------------------------------------------------
Search 2000 Sponsorship (AOL, AOLC,          Rotational Sponsorship Button
NSCP):
Business Main, Business Advertising,
Business Marketing
--------------------------------------------------------------------------------
                                             Rotational Banners
--------------------------------------------------------------------------------

                       CONFIDENTIAL TREATMENT REQUESTED

--------------------------------------------------------------------------------
Level 3 Promotions                          Impressions
--------------------------------------------------------------------------------
Netcenter
--------------------------------------------------------------------------------
Netscape Homepage                           Rotational Banners
--------------------------------------------------------------------------------
Netscape Download                           Rotational Banners
--------------------------------------------------------------------------------
Run of Site Central                         Rotational Banners and Text Links
--------------------------------------------------------------------------------
Netscape Run of Service                     Rotational Banners and Text Links
--------------------------------------------------------------------------------
AOL Service
--------------------------------------------------------------------------------
AOL Service Email Inbox                     Rotational Banners
--------------------------------------------------------------------------------
AOL Run of Service                          Rotational Banners
--------------------------------------------------------------------------------
AOL.com
--------------------------------------------------------------------------------
AOL.com Run of Yellow Pages                 Rotational Banners
--------------------------------------------------------------------------------
CompuServe
--------------------------------------------------------------------------------
CompuServe and Compuserve.com Run of        Rotational Banners
Service
--------------------------------------------------------------------------------
Cross Brands
--------------------------------------------------------------------------------
Run of Calendar                             Rotational Banners
--------------------------------------------------------------------------------
Run of Classifieds                          Rotational Banners
--------------------------------------------------------------------------------
Run of Search 2000                          Rotational Banners
--------------------------------------------------------------------------------

II. During the Term, subject to the terms and conditions hereof, DigitalWork shall have the right to use the following Keyword Search Term on the AOL
     Service: "DigitalWork", to link to the Co-Branded Site.

                                                CONFIDENTIAL TREATMENT REQUESTED


                                   EXHIBIT B
                                  Definitions
                                  -----------

The following definitions will apply to this Agreement:

Additional DigitalWork Channel. Any other distribution channel (e.g., an Interactive Service other than AOL) through which DigitalWork makes available an offering comparable in nature to the Co-Branded Site.

Advertising Revenues. Aggregate amounts collected by AOL or its agents, as the case may be, arising from the license or sale of Advertisements that appear within any pages of the Co-Branded Site, less AOL's Advertising Sales Commissions. AOL Advertising Revenues does not include amounts arising from Advertisements on any screens or forms preceding, framing or otherwise directly associated with the Co-Branded Site, which such screens and forms are owned and controlled exclusively by AOL.

Advertising Sales Commission. (i) Actual amounts paid as commission to third party agencies by either buyer or seller in connection with sale of the Advertisement or (ii) **, in the event the Party has sold the Advertisement directly and will not be deducting any third party agency commissions.

Advertisements. (a) Any advertisements, links, pointers, sponsorships, buttons, banners, navigation, or any other placements or promotions; or (b) any other services or rights to the extent generally recognized and used as a medium for advertisements (including without limitation `affiliate programs' or referral sales), in each case, whether for a fixed placement fee or a bounty based on sales.

AIM Agreement. That Certain AOL Instant Messenger Marketing Agreement, dated as of the date hereof between the Parties.

AOL Interactive Site. Any Interactive Site which is managed, maintained, owned or controlled by AOL or its agents.

AOL Look and Feel. The elements of graphics, design, organization, presentation, layout, user interface, navigation and stylistic convention (including the digital implementations thereof) which are generally associated with Interactive Sites within the AOL Service or AOL.com.

AOL Member. Any authorized user of the AOL Service, including any sub-accounts using the AOL Service under an authorized master account.

AOL Network. (i) The AOL Service, (ii) AOL.com, (iii) CompuServe, (iv) Digital City, (v) Netcenter, and (vi) any other product or service owned, operated, distributed or authorized to be distributed by or through AOL or its affiliates worldwide (and including those properties excluded from the definitions of the AOL Service or AOL.com). It is understood and agreed that the rights of DigitalWork relate only to the AOL Service and AOL.com and not generally to the AOL Network.

AOL Purchaser. Any person or entity who enters the Co-Branded Site from the AOL Network including, without limitation, from any third party area therein (to the extent entry from such third party area is traceable through both Parties' ***), and generates Transaction Revenues (regardless of whether such person or entity provides an e-mail address during registration or entrance to the Co-Branded Site which includes a domain other than an "AOL.com" domain); provided that any person or entity who has previously satisfied the definition of AOL Purchaser will remain an AOL Purchaser, and any subsequent purchases by such person or entity (e.g., as a result of e-mail solicitations or any off-line means for receiving orders requiring purchasers to reference a specific promotional identifier or tracking code) will also give rise to Transaction Revenues hereunder (and will not be conditioned on the person or entity's satisfaction of clauses (i) or (ii) above).

                                                CONFIDENTIAL TREATMENT REQUESTED


AOL Service. The standard narrow-band U.S. version of the America Online(R) brand service, specifically excluding (a) AOL.com, Netcenter or any other AOL Interactive Site, (b) the international versions of an America Online service (e.g., AOL Japan), (c) the CompuServe(R) brand service and any other CompuServe products or services (d) "Driveway," "ICQ(TM)," "AOL NetFind(TM)," "AOL Instant Messenger(TM)," "Digital City," "NetMail(TM)," "Electra", "Thrive", "Real Fans", "Love@AOL", "Entertainment Asylum," "AOL Hometown," "My News" or any similar independent product, service or property which may be offered by, through or with the U.S. version of the America Online(R) brand service, (e) any programming or Content area offered by or through the U.S. version of the America Online(R) brand service over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (f) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through the U.S. version of the America Online brand service, (g) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date and (h) any other version of an America Online service which is materially different from the standard narrow-band U.S. version of the America Online brand service, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded version of the service or any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer.

AOL User. Any user of the AOL Service, AOL.com, CompuServe, Digital City, Netcenter, or the AOL Network.

AOL.com. AOL's primary Internet-based Interactive Site marketed under the "AOL.COM(TM)" brand, specifically excluding (a) the AOL Service, (b) Netcenter,
(c) any international versions of such site, (d) "ICQ," "AOL NetFind(TM)," "AOL Instant Messenger(TM)," "NetMail(TM)," "AOL Hometown," "My News" or any similar independent product or service offered by or through such site or any other AOL Interactive Site, (e) any programming or Content area offered by or through such site over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (f) any programming or Content area offered by or through such site which was operated, maintained or controlled by the former AOL Studios division (e.g., Electra), (g) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through such site or any other AOL Interactive Site, (h) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date and (i) any other version of an America Online Interactive Site which is materially different from AOL's primary Internet-based Interactive Site marketed under the "AOL.COM(TM)" brand, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded versions or any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer.

Co-Branded Site. The specific customized area or web site to be promoted and distributed by AOL hereunder through which DigitalWork can market and complete transactions regarding its Products, as more fully described in Section 2.

Change of Control. (a) The consummation of a reorganization, merger or consolidation or sale or other disposition of substantially all of the assets of a party or (b) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1933, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 50% of either (i) the then outstanding shares of common stock of such party; or (ii) the combined voting power of the then outstanding voting securities of such party entitled to vote generally in the election of directors.

Component Products. Any of the following products or services: (i) Communications or community tools, products or services (e.g., instant messaging, chat, voice-activated chat, voice message, IP telephony, e-mail, message boards) (but specifically excluding a reminder service), (ii) search engines, navigation services, or directories/listings (e.g., web search, white pages, yellow pages, member

                                                CONFIDENTIAL TREATMENT REQUESTED


directories, open directories), (iii) personalization services (e.g., homesteading/personal web publishing, calendar functions, "You've Got Pictures" or other similar photographic services), (iv) shopping guides, decision guides, `robots', or other similar shopping or decision aids, or (v) commerce/content aggregation.

CompuServe. The standard, narrow-band U.S. version of the CompuServe brand service, specifically excluding (a) any international versions of such service,
(b) any web-based service including "compuserve.com", "cserve.com" and "cs.com", or any similar product or service offered by or through the U.S. version of the CompuServe brand service, (c) Content areas owned, maintained or controlled by CompuServe affiliates or any similar "sub-service," (d) any programming or Content area offered by or through the U.S. version of the CompuServe brand service over which CompuServe does not exercise complete or substantially complete operational control (e.g., third-party Content areas), (e) any yellow pages, white pages, classifieds or other search, directory or review services or Content and (f) any co-branded or private label branded version of the U.S. version of the CompuServe brand service, (g) any version of the U.S. version of the CompuServe brand service which offers Content, distribution, services and/or functionality materially different from the Content, distribution, services and/or functionality associated with the standard, narrow-band U.S. version of the CompuServe brand service, including, without limitation, any version of such service distributed through any platform or device other than a desktop personal computer and (h) any property, feature, product or service which CompuServe or its affiliates may acquire subsequent to the Effective Date.

Confidential Information. Any information relating to or disclosed in the course of the Agreement, which is or should be reasonably understood to be confidential or proprietary to the disclosing Party, including, but not limited to, the material terms of this Agreement, information about AOL Members, AOL Users, AOL Purchasers and DigitalWork customers, technical processes and formulas, source codes, product designs, sales, cost and other unpublished financial information, product and business plans, projections, and marketing data. "Confidential Information" will not include information (a) already lawfully known to or independently developed by the receiving Party, (b) disclosed in published materials, (c) generally known to the public, or (d) lawfully obtained from any third party.

Content. Text, images, video, audio (including, without limitation, music used in synchronism or timed relation with visual displays) and other data, Products, advertisements, promotions, URLs, links, pointers and software, including any modifications, upgrades, updates, enhancements and related documentation.

Digital City.   The standard, narrow-band U.S. version of Digital City's local content offerings marketed under the Digital City(R) brand name, specifically excluding (a) the AOL Service, AOL.com, Netcenter, or any other AOL Interactive Site, (b) any international versions of such local content offerings, (c) the CompuServe(R) brand service and any other CompuServe products or services (d) "Driveway," "ICQ(TM)," "AOL NetFind(TM)," "AOL Instant Messenger(TM)," "Digital City," "NetMail(TM)," "Electra", "Thrive", "Real Fans", "Love@AOL", "Entertainment Asylum," "AOL Hometown," "My News" or any similar independent product, service or property which may be offered by, through or with the standard narrow band version of Digital City's local content offerings, (e) any programming or Content area offered by or through such local content offerings over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (f) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through such local content offerings, (g) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date, (h) any other version of a Digital City local content offering which is materially different from the narrow-band U.S. version of Digital City's local content offerings marketed under the Digital City(R) brand name, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded version of the offerings or any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer, and (i) Digital City-branded offerings in any local area where such offerings are not owned or operationally controlled by America Online, Inc. or DCI (e.g., Chicago, Orlando, South Florida, and Hampton Roads.

                                                CONFIDENTIAL TREATMENT REQUESTED


Impression. User exposure to the applicable Promotion, as such exposure may be reasonably determined and measured by AOL in accordance with its standard methodologies and protocols.

Interactive Service. An entity offering one or more of the following: (i) online or Internet connectivity services (e.g., an Internet service provider);
(ii) an interactive site or service featuring a broad selection of aggregated third party interactive content (or navigation thereto) (e.g., an online service or search and directory service)and/or marketing a broad selection of products and/or services across numerous interactive commerce categories (e.g., an online mall or other leading online commerce site); and (iii) communications software capable of serving as the principal means through which a user creates, sends and receives electronic mail or real time online messages.

Interactive Site. Any interactive site or area, including, by way of example and without limitation, (i) an DigitalWork site on the World Wide Web portion of the Internet or (ii) a channel or area delivered through a "push" product such as the Pointcast Network or interactive environment such as Microsoft's Active Desktop.

Keyword Search Terms. (a) The Keyword(TM) online search terms made available on the AOL Service, combining AOL's Keyword(TM) online search modifier with a term or phrase specifically related to DigitalWork (and determined in accordance with the terms of this Agreement), and (b) the Go Word online search terms made available on CompuServe, combining CompuServe's Go Word online search modifier with a term or phrase specifically related to DigitalWork and determined in accordance with the terms of this Agreement).

Licensed Content. All Content offered through the Co-Branded Site pursuant to this Agreement or otherwise provided by DigitalWork or its agents in connection herewith (e.g., offline or online promotional Content, Promotions, AOL "slideshows" , etc.), including in each case, any modifications, upgrades, updates, enhancements, and related documentation.

Netcenter. Netscape Communications Corporation's primary Internet-based Interactive Site marketed under the "Netscape Netcenter(TM)" brand, specifically excluding (a) the AOL Service, (b) AOL.com, (c) any international versions of such site, (d) "ICQ," "AOL Netfind(TM)," "AOL Instant Messenger(TM)," "NetMail(TM)," "AOL Hometown," "My News," "Digital City(TM)," or any similar independent product or service offered by or through such site or any other AOL Interactive Site, (e) any programming or Content area offered by or through such site over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (f) any programming or Content area offered by or through the U.S. version of the America Online(R) brand service which was operated, maintained or controlled by the former AOL Studios division (e.g., Electra), (g) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through such site or any other AOL Interactive Site, (h) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date and (i) any other version of an AOL or Netscape Communications Corporation Interactive Site which is materially different from Netscape Communications Corporation's primary Internet-based Interactive Site marketed under the "Netscape Netcenter(TM)" brand, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded versions and any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer (e.g. Custom NetCenters built specifically for third parties).

Product. Any product, good or service which DigitalWork (or others acting on its behalf or as distributors) offers, sells, provides, distributes or licenses to AOL Users directly or indirectly through (i) the Co-Branded Site (including through any Interactive Site linked thereto), (ii) any other electronic means directed at AOL Users (e.g., e-mail offers), or (iii) an "offline" means (e.g., toll-free number) for receiving

                                                CONFIDENTIAL TREATMENT REQUESTED


orders related to specific offers within the Co-Branded Site or any DigitalWork Interactive Site requiring purchasers to reference a specific promotional identifier or tracking code, including, without limitation, products sold through surcharged downloads (to the extent expressly permitted hereunder).

Promotions. The promotions described on Exhibit A, any comparable promotions delivered by AOL in accordance with Section 1.1, and any additional promotions of the Co-Branded Site provided by AOL (including, without limitation, additional Keyword Search Terms and other navigational tools).

Qualified New AOL Member. Any person or entity who registers for the AOL Service (or the CompuServe Service) during the Term hereof as a result of an AOL Promo button referenced in Exhibit C attached hereto and using MP's special promotion identifier (connected therewith) and who pays the then-standard fees required for membership to the AOL Service (or the CompuServe Service) through at least three (3) consecutive monthly billing cycles.

Remnant Inventory.   Advertising inventory which is unsold at the end of the
business day prior to the day on which that inventory will run. If DigitalWork has purchased Remnant Inventory, DigitalWork's creative will be slotted into such unsold inventory by AOL from time to time in accordance with internal AOL policies. AOL does not guarantee that Remnant Inventory Impressions will be delivered on any particular day(s) or that such Impressions will be delivered evenly over the Term. Further, AOL does not guarantee placement on any particular screen or group of screens (except that Channel level Remnant Inventory will be run only within the specified Channel).

Run of Service Inventory or ROS. A collection of inventory made up of all areas of the relevant AOL property or service. If Advertiser has purchased Run of Service Inventory, AOL will place Advertiser's creative in different locations throughout the relevant property or service in accordance with AOL internal policies. Run of Service Impressions will be delivered reasonably evenly over a given time period. Advertiser may not control placement within a Run of Service Inventory purchase and AOL does not guarantee placement on any particular screen or group of screens (except that Run of Channel Inventory will be run only in the specified Channel).

Site Revenues.  The combination of Transaction Revenues and Advertising
Revenues.

Standard Site. Any Interactive Site (other than the Co-Branded Site) which is managed, maintained, owned or controlled by DigitalWork or its agents.

Transaction Revenues. Aggregate amounts paid by AOL Purchasers in connection with the sale, licensing, distribution or provision of any Products, including, in each case, handling, shipping service charges, and excluding, in each case,
(a) amounts collected for Sales or use taxes or duties and (b) credits or chargebacks for returned or cancelled goods or services, but not excluding cost of goods sold or any similar costs.

                                                CONFIDENTIAL TREATMENT REQUESTED


                                   EXHIBIT C
                          DigitalWork Cross-Promotion
                          ---------------------------

A. Within DigitalWork's primary Standard Site (currently located at www.digitalwork.com), DigitalWork shall include the following (collectively, the "AOL Promos"): (i) a prominent continuous promotional button for the co-branded Netscape Instant Messenger(SM) product described in the AIM Agreement; and (ii) within 90 days from the Effective Date hereof, a prominent promotional banner or button (at least 120 x 30 pixels or 70 x 70 pixels in size) appearing on the first screen (or other mutually agreed location) of such DigitalWork Interactive Site, to promote such AOL products or services as AOL may reasonably designate (for example, the America Online(R) brand service, the Netcenter, the CompuServe(R) brand service, the AOL.com(R) site, any of the Digital City services or the AOL Instant Messenger(TM) service) and, at AOL's option, download or order the then-current version of client software for such products or services. AOL will provide the creative content to be used in the AOL Promos (including designation of links from such content to other content pages). DigitalWork shall post (or update, as the case may be) the creative content supplied by AOL within the spaces for the AOL Promos within five days of its receipt of such content from AOL. Without limiting any other reporting obligations of the Parties contained herein, DigitalWork shall provide AOL with monthly written reports specifying the number of impressions to the pages containing the AOL Promos during the prior month. In the event that AOL elects to serve the AOL Promos to the DigitalWork Interactive Site from an ad server controlled by AOL or its agent, DigitalWork shall take all reasonable operational steps necessary to facilitate such ad serving arrangement including, without limitation, inserting HTML code designated by AOL on the pages of the DigitalWork Interactive Site on which the AOL Promos will appear. In connection with the AOL Promos, AOL shall pay to MP the then standard bounty payable to AOL's acquisition partners for each Qualified New AOL Member obtained in connection herewith, as such standard amount is set forth in AOL's then generally applicable Affiliate Program at: http://affiliate.aol.com/affiliate/welcome.html.

B. In DigitalWork's television, radio, print and "out of home" (e.g., buses and billboards) advertisements and in publications, programs, features or other forms of media over which DigitalWork exercises editorial control (to the extent they promote the DigitalWork.com Standard Site), DigitalWork will include specific references or mentions (verbally where possible) of the availability of the Co-Branded Site through the AOL Network, which are at least as prominent as any references that DigitalWork makes to any DigitalWork Interactive Site (but not any third party site) (by way of site name, related company name, URL or otherwise). Without limiting the generality of the foregoing, DigitalWork's listing of the "URL" for the Standard Site will be accompanied by an equally prominent listing of the "keyword" term on AOL for the Co-Branded Site. This will be done with the following treatment: "America Online Keyword: DigitalWork" or another AOL approved method.

C. To the extent that DigitalWork offers or promotes any products or services similar to AOL's Component Products on the Co-Branded Site, DigitalWork shall use exclusively AOL's version of such product.

                                                CONFIDENTIAL TREATMENT REQUESTED


                                   EXHIBIT D
                   Description of Products and Other Content
                   -----------------------------------------



1. PUBLIC RELATIONS WORKSHOP

     A. Create a News Release (Use a Writing Service)
     ------------------------------------------------
     Using information that users provide, DigitalWork press release experts will craft a well-written press release that will convey users' message in a newsworthy context.

     B. Send a News Release
     ----------------------
     Using AOL approved distribution channels, users can send a press release to media around the world in about 30 minutes. Release is sent to media professionals and industry categories that user may select, as well as to AOL approved Internet and online partner sites.

     C. Find a Trade Show
     --------------------
     Users enter search word(s) or use the Advanced Search feature to search by industry, topic, date or location, and all event types.

2. ON-LINE ADVERTISING WORKSHOP

     A. Launch a Banner Ad Campaign
     ------------------------------
     Users' online advertisement will be displayed throughout the AOL approved partners network on over approved partners web sites or on a more targeted list of industry sites. Users have the option of using an existing banner or creating a new one.

     B. Send Direct E-mail
     ---------------------
     Using DigitalWork online forms, users write their marketing message and provide DigitalWork with information about users business and users product or service. DigitalWork then selects the best, targeted opt-in list for users and send out users' message. Opt-in lists are provided by AOL approved partner.

     C. Submit to Search Engines
     ---------------------------
     Using AOL approved partner. Users complete a standard form, and can submit their Web site to their choice of over XX of the top search engines and online directories.

3. DIRECT MAIL WORKSHOP

     A. Launch a Direct Mail Program
     -------------------------------
     DigitalWork's Direct Mail Program service lets users launch a complete direct mail campaign in one easy step-by-step process.

     B. Buy a Prospect List
     -----------------------
     For those experienced in selecting targeted lists, DigitalWork provides an online ordering service through partnership with AOL approved partner And for those who would like assistance in selecting the proper list, or who would like to obtain a list from one of other DigitalWork list providers, DigitalWork also provide a list buying service.

                                               CONFIDENTIAL TREATMENT REQUESTED


     C. Create Postcards
     -------------------

     Using DigitalWork online form, users can choose the postcard size, design layout and quantities, and enter their marketing message. The image of users' site is captured directly from users' Web site. Proofs are posted to an on-line location for approval. Then the cards are printed with users' marketing message on the back and shipped directly to users. Postcards created and printed by AOL approved partner.

4.  SALES WORKSHOP

     A. Company Information
     ----------------------

     Business Background or Information Report offer users insight on their prospect's financial position, growth patterns, history, and plans for expansion (or cutbacks). Reports are provided through AOL approved partner.


5.  MARKET RESEARCH WORKSHOP

     A. Do Company Research
     ----------------------

     Users can order reports from AOL approved partner to get business information about competitors, customers and prospects.

     B. Monitor Your Industry
     ------------------------

     To keep up to speed on the latest news in users' industry. Headlines are updated every 20 minutes. Provided by AOL approved partner.
     ---------------------------------------------------------------------------

In addition to the above listed Workshops, AOL may, at its option, elect to use any additional Workshops or other Content of DigitalWork from the Standard Site.

Notwithstanding anything to the contrary, all the above listed services in the Co-Branded Site shall: (a) be supplied on a non-exclusive basis by DigitalWork (e.g., AOL may utilize other entities to supply the same or similar Content or services); (b) remain `best of breed' and be reasonably competitive in accordance with all the applicable terms of this Agreement; and (c) to the extent using a Component Product, use an AOL version thereof (e.g., `send an e-mail' shall use an AOL or Netscape e-mail product / branding). References to an AOL approved partner mean that if DigitalWork outsources a portion of such function, or partners with a third party for fulfillment of such function, then AOL has the right to reasonably approve the continued use of such third party (it being understood and agreed that AOL has reviewed and approved all such third parties currently so used by DigitalWork as of the Effective Date hereof: provided that DigitalWork acknowledges prior notice from AOL of concerns regarding inclusion of additional providers in the banner advertising service and agrees that such inclusion, if required, will be implemented as commercially reasonable and within a mutually agreeable timeframe).

                                                CONFIDENTIAL TREATMENT REQUESTED


                                   EXHIBIT E

                                   Operations
                                   ----------

1. General. The Co-Branded Site (including the Products and other Content contained therein) will be reasonably competitive overall in the business-to-business industry, with respect to material quality averages or standards in such industry. In addition, the Co-Branded Site will, with respect each measure listed above, be competitive in all respects with that which is offered by DigitalWork competitors.

2. Co-Branded Site Infrastructure. DigitalWork will be responsible for all communications, hosting and connectivity costs and expenses associated with the Co-Branded Site. DigitalWork will provide all hardware, software, telecommunications lines and other infrastructure necessary to meet traffic demands on the Co-Branded Site from the AOL Network. DigitalWork will design and implement the network between the AOL Service and Co-Branded Site such that (i) no single component failure will have a materially adverse impact on AOL Members seeking to reach the Co-Branded Site from the AOL Network and (ii) no single line under material control by DigitalWork will run at more than 70% average utilization for a 5-minute peak in a daily period (it being understood and agreed that this shall not require a dedicated connection between the Parties). In this regard, DigitalWork will provide AOL, upon request, with a detailed network diagram regarding the architecture and network infrastructure supporting the Co-Branded Site. In the event that DigitalWork elects to create a custom version of the Co-Branded Site in order to comply with the terms of this Agreement, DigitalWork will bear responsibility for all aspects of the implementation, management and cost of such customized site.

3. Optimization; Speed. DigitalWork will use commercially reasonable efforts to ensure that: (a) the functionality and features within the Co-Branded Site are optimized for the client software then in use by AOL Members; and (b) the Co-Branded Site is designed and populated in a manner that minimizes delays when AOL Members attempt to access such site. At a minimum, DigitalWork will ensure that the Co-Branded Site's data transfers initiate within fewer than fifteen
(15) seconds on average. Prior to commercial launch of any material promotions described herein, DigitalWork will permit AOL to conduct performance and load testing of the Co-Branded Site (in person or through remote communications), with such commercial launch not to commence until such time as AOL is reasonably satisfied with the results of any such testing.

4. User Interface. AOL reserves the right to review and approve the user interface and site design prior to launch of the Promotions and to conduct focus group testing to assess compliance with respect to such consultation and with respect to DigitalWork's compliance with the preceding sentence.

5. Technical Problems. DigitalWork agrees to use commercially reasonable efforts to address material technical problems (over which DigitalWork exercises control) affecting use by AOL Members of the Co-Branded Site (a "DigitalWork Technical Problem") promptly following notice thereof. In the event that DigitalWork is unable to promptly resolve a DigitalWork Technical Problem following notice thereof from AOL (including, without limitation, infrastructure deficiencies producing user delays), AOL will have the right to regulate the promotions it provides to DigitalWork hereunder until such time as DigitalWork corrects the DigitalWork Technical Problem at issue.

6. Monitoring. DigitalWork will ensure that the performance and availability of the Co-Branded Site is monitored on a continuous basis. DigitalWork will provide AOL with contact information (including e-mail, phone, pager and fax information, as applicable, for both during and after business hours) for DigitalWork's principal business and technical representatives, for use in cases when issues or problems arise with respect to the Co-Branded Site.

7. Telecommunications. Where applicable DigitalWork will utilize encryption methodology to secure data communications between the Parties' data centers. The network will be sized such that no single line over which the DigitalWork has material control runs at more than 70% average utilization for a 5-minute peak in a daily period (it being understood and agreed that this shall not require a dedicated connection between the Parties).

8. Security. DigitalWork will utilize Internet standard encryption technologies (e.g., Secure Socket Layer - SSL) to provide a secure environment for conducting transactions and/or transferring private member information (e.g. credit card numbers, and banking/financial information) to and from the Co-Branded Site. DigitalWork will use commercially reasonable efforts to utilize Internet standard encryption technologies (e.g., Secure Socket Layer - SSL) to provide a secure environment for transfer of member address information to and from the Co-Branded Site (during transactions, but not with respect to voluntarily publicly posted member address info, e.g., in message boards, etc.). DigitalWork will facilitate periodic reviews of the Co-Branded Site by AOL in order to evaluate the security risks of such site. DigitalWork will promptly remedy any security risks or breaches of security as may be identified by AOL's Operations Security team. DigitalWork shall have a reasonable amount of time from the Effective Date, not to exceed 30 days from the date of execution hereof (and in any event, prior to initial launch), to ramp up to the obligations in this Section 8. With respect only to member address information, DigitalWork shall have a reasonable amount of time from and after launch to ramp up such obligations regarding member address information in this Section 8.

9. Technical Performance. DigitalWork shall have a reasonable amount of time from the Effective Date, not to exceed 30 days from the date of execution hereof, to ramp up to the obligations in this Section 9.

     i. DigitalWork will design the Co-Branded Site to support the AOL-client embedded versions of the Microsoft Internet Explorer 4.XX and 5.XX browsers (Windows and Macintosh) and the Netscape Browser 4.XX and make commercially reasonably effects to support all other AOL browsers listed at: http://webmaster.info.aol.com in accordance with DigitalWork standard policy.

     ii. To the extent DigitalWork creates customized pages on the Co-Branded Site for AOL Members, DigitalWork will develop and

                       CONFIDENTIAL TREATMENT REQUESTED

           employ a methodology to detect AOL Members (e.g. examine the HTTP User-Agent field in order to identify the "AOL Member-Agents" listed at: "http://webmaster. info.aol.com; to be accomplished via unique hostnames for each AOL property)."

    iii. DigitalWork will periodically review the technical information made available by AOL at http://webmaster.info.aol.com.

     iv. DigitalWork will design its site to support HTTP 1.0 or later protocol as defined in RFC 1945 and to adhere to AOL's parameters for refreshing or preventing the caching of information in AOL's proxy system as outlined in the document provided at the following URL: http://webmaster.info.aol.com. DigitalWork is responsible for the manipulation of these parameters in web-based objects so as to allow them to be cached or not cached as outlined in RFC 1945.

     v. Prior to releasing material, new functionality or features through the Co-Branded Site ("New Functionality"), DigitalWork will use *** to (i) test the New Functionality to confirm its compatibility with AOL Service client software and (ii) provide AOL with written notice of the New Functionality so that AOL can perform tests of the New Functionality to confirm its compatibility with the AOL Service client software. Should any new material, new functionality or features through the Co-Branded Site be released without notification to AOL, AOL will not be responsible for any adverse member experience until such time that compatibility tests can be performed and the new material, functionality or features qualified for the AOL Service

10. AOL Internet Services DigitalWork Support. AOL will provide DigitalWork with access to the standard online resources, standards and guidelines documentation, technical phone support, monitoring and after-hours assistance that AOL makes generally available to similarly situated web-based partners. AOL support will not, in any case, be involved with content creation on behalf of DigitalWork or support for any technologies, databases, software or other applications which are not supported by AOL or are related to any DigitalWork area other than the Co-Branded Site. Support to be provided by AOL is contingent on DigitalWork providing to AOL demo account information (where applicable), a detailed description of the Co-Branded Site's software, hardware and network architecture and access to the Co-Branded Site for purposes of such performance and load testing as AOL elects to conduct.

                       CONFIDENTIAL TREATMENT REQUESTED

                                   EXHIBIT F


                 Standard Online Commerce Terms & Conditions
                 -------------------------------------------


1. AOL Network Distribution. DigitalWork will not authorize or permit any third party to distribute or promote the Products or any DigitalWork Interactive Site through the AOL Network absent AOL's prior written approval to DigitalWork and/or such third party. The Promotions and any other promotions or advertisements purchased from or provided by AOL will link only to the Co-Branded Site, will be used by DigitalWork solely for its own benefit and will not be resold, traded, exchanged, bartered, brokered or otherwise offered to any third party.

2.  Provision of Other Content. In the event that AOL notifies DigitalWork that
(i) as reasonably determined by AOL, any Content within the Co-Branded Site violates AOL's then-standard Terms of Service (as set forth on the America Online brand service at Keyword term "TOS"), for the AOL Service or any other AOL property through which the affiliated Site is promoted, the terms of this Agreement or any other standard, written AOL policy or (ii) AOL reasonably objects to the inclusion of any Content within the Co-Branded Site (other than any specific items of Content which may be expressly identified in this Agreement), then DigitalWork will take commercially reasonable steps to block access by AOL Users to such Content using DigitalWork's then-available technology. In the event that DigitalWork cannot, through its commercially reasonable efforts, block access by AOL Users to the Content in question, then DigitalWork will provide AOL prompt written notice of such fact. AOL may then, at its option, restrict access from the AOL Network to the Content in question using technology available to AOL. DigitalWork will cooperate with AOL's reasonable requests to the extent AOL elects to implement any such access restrictions.

3. Contests. DigitalWork will take all steps necessary to ensure that any contest, sweepstakes or similar promotion conducted or promoted through the Co-Branded Site (a "Contest") complies with all applicable federal, state and local laws and regulations.

4. Navigation. Subject to the prior consent of DigitalWork, which consent will not be unreasonably withheld, AOL will be entitled to establish navigational icons, links and pointers connecting the Co-Branded Site (or portions thereof) with other content areas on or outside of the AOL Network. Additionally, in cases where an AOL User performs a search for DigitalWork through any search or navigational tool or mechanism that is accessible or available through the AOL Network (e.g., Promotions, Keyword Search Terms, or any other promotions or navigational tools), AOL shall have the right to direct such AOL User to the Co-Branded Site, or any other DigitalWork Interactive Site determined by AOL in its reasonable discretion.

5.  Disclaimers.   Upon AOL's request, DigitalWork agrees to include within the
Co-Branded Site a product disclaimer (the specific form and substance to be mutually agreed upon by the Parties) indicating that transactions are solely between DigitalWork and AOL Users purchasing Products from DigitalWork.

6. AOL Look and Feel. DigitalWork acknowledges and agrees that AOL will own all right, title and interest in and to the elements of graphics, design, organization, presentation, layout, user interface, navigation and stylistic convention (including the digital implementations thereof) which are generally associated with online areas contained within the AOL Network, subject to DigitalWork's ownership rights in any DigitalWork trademarks or copyrighted material within the Co-Branded Site.

7. Management of the Co-Branded Site. DigitalWork will manage, review, delete, edit, create, update and otherwise manage all Content available on or through the Co-Branded Site, in a timely and professional manner and in accordance with the terms of this Agreement. DigitalWork will ensure that the Co-Branded Site is current, accurate and well-organized at all times. DigitalWork warrants that the Products and other Licensed Content: (i) will not infringe on or violate any copyright, trademark, U.S. patent or any other third party right, including without limitation, any music performance or other music-related rights; (ii) will not violate AOL's then-applicable Terms of Service for the AOL Service and any other AOL property through which the Co-Branded Site will be promoted or any other standard, written AOL policy; and (iii) will not violate any applicable law or regulation, including those relating to contests, sweepstakes or similar promotions. Additionally, DigitalWork represents and warrants that it owns or has a valid license to all rights to any Licensed Content used in AOL "slideshow" or other formats embodying elements such as graphics, animation and sound, free and clear of all encumbrances and without violating the rights of any other person or entity. DigitalWork also warrants that a reasonable basis exists for all Product performance or comparison claims appearing through the Co-Branded Site. DigitalWork shall not in any manner, including, without limitation in any Promotion, the Licensed Content or the Materials state or imply that AOL recommends or endorses DigitalWork or DigitalWork's Products (e.g., no statements that DigitalWork is an "official" or "preferred" provider of products or services for AOL). AOL will have no obligations with respect to the Products available on or through the Co-Branded Site, including, but not limited to, any duty to review or monitor any such Products. AOL may require that the Co-Branded Site be a customized, mirrored version of any DigitalWork Interactive Site selling the products described on Exhibit D.

8. Duty to Inform. DigitalWork will promptly inform AOL of any information related to the Co-Branded Site which could reasonably lead to a claim, demand, or liability of or against AOL and/or its affiliates by any third party.

9. Customer Service. It is the sole responsibility of DigitalWork to provide customer service to persons or entities purchasing Products through the AOL Network ("Customers"). DigitalWork will bear full responsibility for all customer service, including without limitation, order processing, billing, fulfillment, shipment, collection and other customer service associated with any Products offered, sold or

                                                CONFIDENTIAL TREATMENT REQUESTED

licensed through the Co-Branded Site, and AOL will have no obligations whatsoever with respect thereto. DigitalWork will receive all emails from Customers via a computer available to DigitalWork's customer service staff and generally respond to such emails within one business day of receipt. DigitalWork will receive all orders electronically and generally process all orders within one business day of receipt, provided Products ordered are not advance order items. DigitalWork will ensure that all orders of Products are received, processed, fulfilled and delivered on a timely and professional basis. DigitalWork will use all reasonable efforts to ensure customer satisfaction for all AOL Users who purchase Products through such Co-Branded Site. DigitalWork will bear all responsibility for compliance with federal, state and local laws in the event that Products are out of stock or are no longer available at the time an order is received. DigitalWork will also comply with the requirements of any federal, state or local consumer protection or disclosure law. Payment for Products will be collected by DigitalWork (or its designees) directly from customers. DigitalWork's order fulfillment operation will be subject to AOL's reasonable review.

10. Production Work. In the event that DigitalWork requests AOL's production assistance in connection with (i) ongoing programming and maintenance related to the Co-Branded Site, (ii) a redesign of or addition to the Co-Branded Site (e.g., a change to an existing screen format or construction of a new custom form), (iii) production to modify work performed by a third party provider or
(iv) any other type of production work, DigitalWork will work with AOL to develop a detailed production plan for the requested production assistance (the "Production Plan"). Following receipt of the final Production Plan, AOL will notify DigitalWork of (i) AOL's availability to perform the requested production work, (ii) the proposed fee or fee structure for the requested production and maintenance work and (iii) the estimated development schedule for such work. To the extent the Parties reach agreement regarding implementation of the agreed-upon Production Plan, such agreement will be reflected in a separate work order signed by the Parties. To the extent DigitalWork elects to retain a third party provider to perform any such production work, work produced by such third party provider must generally conform to AOL's standards & practices (as provided on the America Online brand service at Keyword term "styleguide"). The specific production resources which AOL allocates to any production work to be performed on behalf of DigitalWork will be as determined by AOL in its sole discretion. With respect to any routine production, maintenance or related services which AOL reasonably determines are necessary for AOL to perform in order to support the proper functioning and integration of the Co-Branded Site ("Routine Services"), DigitalWork will pay the then-standard fees charged by AOL for such Routine Services.

11. Overhead Accounts. To the extent AOL has granted DigitalWork any overhead accounts on the AOL Service, DigitalWork will be responsible for the actions taken under or through its overhead accounts, which actions are subject to AOL's applicable Terms of Service and for any surcharges, including, without limitation, all premium charges, transaction charges, and any applicable communication surcharges incurred by any overhead Account issued to DigitalWork, but DigitalWork will not be liable for charges incurred by any overhead account relating to AOL's standard monthly usage fees and standard hourly charges, which charges AOL will bear. Upon the termination of this Agreement, all overhead accounts, related screen names and any associated usage credits or similar rights, will automatically terminate. AOL will have no liability for loss of any data or content related to the proper termination of any overhead account.

12. Navigation Tools. Any Keyword Search Terms to be directed to the Co-Branded Site shall be (i) subject to availability for use by DigitalWork and (ii) limited to the combination of the Keyword search modifier combined with a registered trademark of DigitalWork (e.g. "AOL keyword: XYZ Company Name"). AOL reserves the right to revoke at any time DigitalWork's use of any Keyword Search Terms which do not incorporate registered trademarks of DigitalWork. DigitalWork acknowledges that its utilization of a Keyword Search Term will not create in it, nor will it represent it has, any right, title or interest in or to such Keyword Search Term, other than the right, title and interest DigitalWork holds in DigitalWork's registered trademark independent of the Keyword Search Term. Without limiting the generality of the foregoing, DigitalWork will not: (a) attempt to register or otherwise obtain trademark or copyright protection in the Keyword Search Term; or (b) use the Keyword Search Term, except for the purposes expressly required or permitted under this Agreement. To the extent AOL allows AOL Users to "bookmark" the URL or other locator for the Co-Branded Site, such bookmarks will be subject to AOL's control at all times. Upon the termination of this Agreement, DigitalWork's rights to any Keyword Search Terms and bookmarking will terminate.

13. Merchant Certification Program. DigitalWork will use best efforts to participate in any generally applicable "Certified Merchant" program operated by AOL or its authorized agents or contractors. Such program may require merchant participants on an ongoing basis to meet certain reasonable, generally applicable standards relating to provision of electronic commerce through the AOL Network (including, as a minimum, use of 40-bit SSL encryption and if requested by AOL, 128-bit encryption) and may also require the payment of certain reasonable certification fees to the applicable entity operating the program. Each Certified Merchant in good standing will be entitled to place on its affiliated Interactive Site an AOL designed and approved button promoting the merchant's status as an AOL Certified Merchant.

14. Reward Programs. On the Co-Branded Site, DigitalWork shall not offer, provide, implement or otherwise make available any promotional programs or plans that are intended to provide customers with rewards or benefits in exchange for, or on account of, their past or continued loyalty to, or patronage or purchase of, the products or services of DigitalWork or any third party (e.g., a promotional program similar to a "frequent flier" program), unless such promotional program or plan is provided exclusively through AOL's "AOL Rewards" program, accessible on the AOL Service at Keyword: "AOL Rewards."

15. Search Terms. To the extent this Agreement sets forth any mechanism by which the Co-Branded Site will be promoted in connection with specified search terms within any AOL product or service, DigitalWork hereby represents and warrants that DigitalWork
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                                                CONFIDENTIAL TREATMENT REQUESTED

has all consents, authorizaitons, approvals, licenses, permits or other rights necessary for DigitalWork to use such specified search terms. Notwithstanding the foregoing, AOL shall have the right to suspend the use of any search term if AOL has reason to believe continued use may subject AOL to liability or other adverse consequences.

                                                CONFIDENTIAL TREATMENT REQUESTED

                                  EXHIBIT G
                       Standard Legal Terms & Conditions
                       ---------------------------------

1. Promotional Materials/Press Releases. Each Party will submit to the other Party, for its prior written approval, which will not be unreasonably withheld or delayed, any marketing, advertising, or other promotional materials, excluding Press Releases, related to the Co-Branded Site and/or referencing the other Party and/or its trade names, trademarks, and service marks (the "Promotional Materials"); provided, however, that either Party's use of screen shots of the Co-Branded Site for promotional purposes will not require the approval of the other Party so long as America Online(R) is clearly identified as the source of such screen shots; and provided further, however, that, following the initial public announcement of the business relationship between the Parties in accordance with the approval and other requirements contained herein, either Party's subsequent factual reference to the existence of a business relationship between the Parties in Promotional Materials, will not require the approval of the other Party. Each Party will solicit and reasonably consider the views of the other Party in designing and implementing such Promotional Materials. Once approved, the Promotional Materials may be used by a Party and its affiliates for the purpose of promoting the Co-Branded Site and the content contained therein and reused for such purpose until such approval is withdrawn with reasonable prior notice. In the event such approval is withdrawn, existing inventories of Promotional Materials may be depleted.

2. License. DigitalWork hereby grants AOL a non-exclusive worldwide license to market, license, distribute, reproduce, display, perform, transmit and promote the Licensed Content (or any portion thereof) through such areas or features of the AOL Network as AOL deems appropriate. DigitalWork acknowledges and agrees that the foregoing license permits AOL to distribute portions of the Licensed Content in synchronism or timed relation with visual displays prepared by DigitalWork or AOL (e.g., as part of an AOL "slideshow"). In addition, AOL Users will have the right to access and use the Co-Branded Site.

3. Trademark License. In designing and implementing the Materials and subject to the other provisions contained herein, DigitalWork will be entitled to use the following trade names, trademarks, and service marks of AOL: the "America Online" brand service, "AOL" service/software and AOL's triangle logo; and AOL and its affiliates will be entitled to use the trade names, trademarks, and service marks of DigitalWork for which DigitalWork holds all rights necessary for use in connection with this Agreement (collectively, together with the AOL marks listed above, the "Marks"); provided that each Party: (i) does not create a unitary composite mark involving a Mark of the other Party without the prior written approval of such other Party; and (ii) displays symbols and notices clearly and sufficiently indicating the trademark status and ownership of the other Party's Marks in accordance with applicable trademark law and practice.

4. Ownership of Trademarks. Each Party acknowledges the ownership right of the other Party in the Marks of the other Party and agrees that all use of the other Party's Marks will inure to the benefit, and be on behalf, of the other Party. Each Party acknowledges that its utilization of the other Party's Marks will not create in it, nor will it represent it has, any right, title, or interest in or to such Marks other than the licenses expressly granted herein. Each Party agrees not to do anything contesting or impairing the trademark rights of the other Party.

5. Quality Standards. Each Party agrees that the nature and quality of its products and services supplied in connection with the other Party's Marks will conform to quality standards set by the other Party. Each Party agrees to supply the other Party, upon request, with a reasonable number of samples of any Materials publicly disseminated by such Party which utilize the other Party's Marks. Each Party will comply with all applicable laws, regulations, and customs and obtain any required government approvals pertaining to use of the other Party's marks.

6. Infringement Proceedings. Each Party agrees to promptly notify the other Party of any unauthorized use of the other Party's Marks of which it has actual knowledge. Each Party will have the sole right and discretion to bring proceedings alleging infringement of its Marks or unfair competition related thereto; provided, however, that each Party agrees to provide the other Party with its reasonable cooperation and assistance with respect to any such infringement proceedings.

7. Representations and Warranties. Each Party represents and warrants to the other Party that: (i) such Party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; (ii) the execution of this Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and will not violate any agreement to which such Party is a party or by which it is otherwise bound; (iii) when executed and delivered by such Party, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; and (iv) such Party acknowledges that the other Party makes no representations, warranties or agreements related to the subject matter hereof that are not expressly provided for in this Agreement. DigitalWork hereby represents and warrants that it possesses all authorizations, approvals, consents, licenses, permits, certificates or other rights and permissions necessary to sell the Products.

8. Confidentiality. Each Party acknowledges that Confidential Information may be disclosed to the other Party during the course of this Agreement. Each Party agrees that it will take reasonable steps, at least substantially equivalent to the steps it takes to protect its own proprietary information, during the term of this Agreement, and for a period of 3 years following expiration or termination of this Agreement, to prevent the duplication or disclosure of Confidential

                                                CONFIDENTIAL TREATMENT REQUESTED

Information of the other Party, other than by or to its employees or agents who must have access to such Confidential Information to perform such Party's obligations hereunder, who will each agree to comply with this section. Notwithstanding the foregoing, either Party may issue a press release or other disclosure containing Confidential Information without the consent of the other Party, to the extent such disclosure is required by law, rule, regulation or government or court order. In such event, the disclosing Party will provide at least five (5) business days prior written notice of such proposed disclosure to the other Party. Further, in the event such disclosure is required of either Party under the laws, rules or regulations of the Securities and Exchange Commission or any other applicable governing body, such Party will (i) redact mutually agreed-upon portions of this Agreement to the fullest extent permitted under applicable laws, rules and regulations and (ii) submit a request to such governing body that such portions and other provisions of this Agreement receive confidential treatment under the laws, rules and regulations of the Securities and Exchange Commission or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body.

9.  Limitation of Liability; Disclaimer; Indemnification.

9.1 Liability. UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM BREACH OF THE AGREEMENT, THE SALE OF PRODUCTS, THE USE OR INABILITY TO USE THE AOL NETWORK, THE AOL SERVICE, AOL.COM OR THE CO-BRANDED SITE, OR ARISING FROM ANY OTHER PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS (COLLECTIVELY, "DISCLAIMED DAMAGES"); PROVIDED THAT EACH PARTY WILL REMAIN LIABLE TO THE OTHER PARTY TO THE EXTENT ANY DISCLAIMED DAMAGES ARE CLAIMED BY A THIRD PARTY AND ARE SUBJECT TO INDEMNIFICATION PURSUANT TO SECTION 9.3. EXCEPT AS PROVIDED IN
SECTION 9.3, (I) LIABILITY ARISING UNDER THIS AGREEMENT WILL BE LIMITED TO DIRECT, OBJECTIVELY MEASURABLE DAMAGES, AND (II) THE MAXIMUM LIABILITY OF ONE PARTY TO THE OTHER PARTY FOR ANY CLAIMS ARISING IN CONNECTION WITH THIS AGREEMENT WILL NOT EXCEED THE AGGREGATE AMOUNT OF FIXED GUARANTEED PAYMENT OBLIGATIONS OWED BY DigitalWork HEREUNDER IN THE YEAR IN WHICH THE EVENT GIVING RISE TO LIABILITY OCCURS; PROVIDED THAT EACH PARTY WILL REMAIN LIABLE FOR THE AGGREGATE AMOUNT OF ANY PAYMENT OBLIGATIONS OWED TO THE OTHER PARTY PURSUANT TO THE AGREEMENT.

9.2 No Additional Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE AOL NETWORK, THE AOL SERVICE, AOL.COM OR THE CO-BRANDED SITE, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AOL SPECIFICALLY DISCLAIMS ANY WARRANTY REGARDING THE PROFITABILITY OF THE CO-BRANDED SITE.

9.3 Indemnity. Either Party will defend, indemnify, save and hold harmless the other Party and the officers, directors, agents, affiliates, distributors, franchisees and employees of the other Party from any and all third party claims, demands, liabilities, costs or expenses, including reasonable attorneys' fees ("Liabilities"), resulting from the indemnifying Party's material breach of any duty, representation, or warranty of this Agreement.

9.4 Claims. If a Party entitled to indemnification hereunder (the "Indemnified Party") becomes aware of any matter it believes is indemnifiable hereunder involving any claim, action, suit, investigation, arbitration or other proceeding against the Indemnified Party by any third party (each an "Action"), the Indemnified Party will give the other Party (the "Indemnifying Party") prompt written notice of such Action. Such notice will (i) provide the basis on which indemnification is being asserted and (ii) be accompanied by copies of all relevant pleadings, demands, and other papers related to the Action and in the possession of the Indemnified Party. The Indemnifying Party will have a period of ten (10) days after delivery of such notice to respond. If the Indemnifying Party elects to defend the Action or does not respond within the requisite ten
(10) day period, the Indemnifying Party will be obligated to defend the Action, at its own expense, and by counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party will cooperate, at the expense of the Indemnifying Party, with the Indemnifying Party and its counsel in the defense and the Indemnified Party will have the right to participate fully, at its own expense, in the defense of such Action. If the Indemnifying Party responds within the required ten (10) day period and elects not to defend such Action, the Indemnified Party will be free, without prejudice to any of the Indemnified Party's rights hereunder, to compromise or defend (and control the defense of) such Action. In such case, the Indemnifying Party will cooperate, at its own expense, with the Indemnified Party and its counsel in the defense against such Action and the Indemnifying Party will have the right to participate fully, at its own expense, in the defense of such Action. Any compromise or settlement of an Action will require the prior written consent of both Parties hereunder, such consent not to be unreasonably withheld or delayed.

10. Acknowledgment. AOL and DigitalWork each acknowledges that the provisions of this Agreement were negotiated to reflect an informed, voluntary allocation between them of all risks (both known and unknown) associated with the transactions contemplated

                       CONFIDENTIAL TREATMENT REQUESTED

hereunder. The limitations and disclaimers related to warranties and liability contained in this Agreement are intended to limit the circumstances and extent of liability. The provisions of this Section 9 will be enforceable independent of and severable from any other enforceable or unenforceable provision of this Agreement.

11. Solicitation of AOL Users. During the term of the Agreement and for a two year period thereafter, DigitalWork will not use the AOL Network (including, without limitation, the e-mail network contained therein) to solicit AOL Users on behalf of another Interactive Service. More generally, DigitalWork will not send unsolicited, commercial e-mail (i.e., "spam") or other online communications through or into AOL's products or services, absent a Prior Business Relationship. For purposes of this Agreement, a "Prior Business Relationship" will mean that the AOL User to whom commercial e-mail or other online communication is being sent has voluntarily either (i) engaged in a transaction with DigitalWork or (ii) provided information to DigitalWork through a contest, registration, or other communication, which included clear notice to the AOL User that the information provided could result in commercial e-mail or other online communication being sent to that AOL User by DigitalWork or its agents. Any commercial e-mail or other online communications to AOL Users which are otherwise permitted hereunder, will (a) include a prominent and easy means to "opt-out" of receiving any future commercial communications from DigitalWork, and (b) shall also be subject to AOL's then-standard restrictions on distribution of bulk e-mail (e.g., related to the time and manner in which such e-mail can be distributed through or into the AOL product or service in question).

12. AOL User Communications. To the extent that DigitalWork is permitted to communicate with AOL Users under Section 11 of this Exhibit G, in any such communications to AOL Users on or off the Co-Branded Site (including, without limitation, e-mail solicitations), DigitalWork will not encourage AOL Users (specifically identified) to take any action inconsistent with the scope and purpose of this Agreement, including without limitation, the following actions: encouraging persons known to be AOL Users (i.e., a communication specifically targeted to AOL Users, or to an individual DigitalWork knows is an AOL Purchaser) to (i) use an Interactive Site other than the Co-Branded Site for the purchase of Products, (ii) use Content other than the Licensed Content; (iii) bookmark of Interactive Sites; or (iv) change the default home page on the AOL browser. Additionally, with respect to such AOL User communications, in the
event that DigitalWork encourages a known AOL Purchaser   to purchase products
through such communications, DigitalWork shall ensure that (a) the AOL Network is promoted as the primary means through which such AOL User can access the Co-Branded Site and (b) any link to the Co-Branded Site will link to a page which indicates to the AOL User that such user is in a site which is affiliated with the AOL Network. DigitalWork will not express any preference of the Standard Site over the Co-Branded Site.

13. Collection and Use of User Information. DigitalWork shall ensure that its collection, use and disclosure of information obtained from AOL Users under this Agreement ("User Information") complies with (i) all applicable laws and regulations and (ii) AOL's standard privacy policies, available on the AOL Service at the keyword term "Privacy" (or, in the case of the Co-Branded Site, DigitalWork's standard privacy policies so long as such policies are prominently published on the site and provide adequate notice, disclosure and choice to users regarding DigitalWork's collection, use and disclosure of user information). DigitalWork will not disclose User Information collected hereunder to any third party in a manner that identifies AOL Users as end users of an AOL product or service or use Member Information collected under this Agreement to market another Interactive Service. Notwithstanding anything to the contrary herein, (a) if end users are required to register to access certain features within the co-branded areas, such registration processes will be seamlessly integrated with Netscape's "Universal Registration" or AOL's "SNAP" system and be consistent with AOL's (or the applicable AOL affiliate's) then-current privacy policy; (b) AOL and DigitalWork will jointly own all end user data collected by DigitalWork in conjunction with the use of the Co-Branded Site during any proactive registration process thereon; and (c) DigitalWork may provide communications to AOL users that have specifically requested such communications (e.g., opt-in information about a product or service), provided that any such communication (i) will only promote those products set forth herein as permitted in the Co-Branded Site, (ii) will not promote any Interactive Service or is otherwise inconsistent with the general scope and terms hereof, and (iii) is consistent with AOL's (or the applicable AOL affiliate's) then current privacy policy (e.g., provides a meaningful opportunity to opt back out and terminate receipt of further such communications).

14. Excuse. Neither Party will be liable for, or be considered in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions which are beyond such Party's reasonable control and which such Party is unable to overcome by the exercise of reasonable diligence.

15. Independent Contractors. The Parties to this Agreement are independent contractors. Neither Party is an agent, representative or employee of the other Party. Neither Party will have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other Party. This Agreement will not be interpreted or construed to create an association, agency, joint venture or partnership between the Parties or to impose any liability attributable to such a relationship upon either Party.

16. Notice. Any notice, approval, request, authorization, direction or other communication under this Agreement will be given in writing and will be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered by electronic mail on the AOL Network (to screenname "AOLNotice@AOL.com" in the case of AOL) or by confirmed facsimile; (ii) on the delivery date if delivered personally to the Party to whom the same is directed;
(iii)

                       CONFIDENTIAL TREATMENT REQUESTED

one business day after deposit with a commercial overnight carrier, with written verification of receipt; or (iv) five business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available. In the case of AOL, such notice will be provided to both the Senior Vice President for Business Affairs (fax no. 703-265-1206) and the Deputy General Counsel (fax no. 703-265-1105), each at the address of AOL set forth in the first paragraph of this Agreement. In the case of DigitalWork, except as otherwise specified herein, the notice address will be the address for DigitalWork set forth in the first paragraph of this Agreement, with the other relevant notice information, including the recipient for notice and, as applicable, such recipient's fax number or AOL e-mail address, to be as reasonably identified by AOL.

17. Launch Dates. In the event that any terms contained herein relate to or depend on the commercial launch date of the Co-Branded Site contemplated by this Agreement (the "Launch Date"), then it is the intention of the Parties to record such Launch Date in a written instrument signed by both Parties promptly following such Launch Date; provided that, in the absence of such a written instrument, the Launch Date will be as reasonably determined by AOL based on the information available to AOL.

18. No Waiver. The failure of either Party to insist upon or enforce strict performance by the other Party of any provision of this Agreement or to exercise any right under this Agreement will not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same will be and remain in full force and effect.

19. Return of Information. Upon the expiration or termination of this Agreement, each Party will, upon the written request of the other Party, return or destroy (at the option of the Party receiving the request) all Confidential Information received from the other Party, documents, manuals and other materials specified the other Party.

20. Survival. Section 5.3 of the body of the Agreement, Sections 8 through 30 of this Exhibit, and any payment obligations accrued prior to termination or expiration will survive the completion, expiration, termination or cancellation of this Agreement.

21. Entire Agreement. This Agreement sets forth the entire agreement and supersedes any and all prior agreements of the Parties with respect to the transactions set forth herein. Neither Party will be bound by, and each Party specifically objects to, any term, condition or other provision which is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by the other Party in any correspondence or other document, unless the Party to be bound thereby specifically agrees to such provision in writing.

22. Amendment. No change, amendment or modification of any provision of this Agreement will be valid unless set forth in a written instrument signed by the Party subject to enforcement of such amendment, and in the case of AOL, by an executive of at least the same standing to the executive who signed the Agreement.

23. Further Assurances. Each Party will take such action (including, but not limited to, the execution, acknowledgment and delivery of documents) as may reasonably be requested by any other Party for the implementation or continuing performance of this Agreement.

24. Assignment. DigitalWork will not assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of AOL. Assumption of the Agreement by any successor to DigitalWork (including, without limitation, by way of merger or consolidation) will be subject to AOL's prior written approval. Subject to the foregoing, this Agreement will be fully binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns.

25. Construction; Severability. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the Parties to this Agreement, (i) such provision will be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect.

26. Remedies. Except where otherwise specified, the rights and remedies granted to a Party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the Party may possess at law or in equity.

27. Applicable Law. Except as otherwise expressly provided herein, this Agreement will be interpreted, construed and enforced in all respects in accordance with the laws of the State of New York except for its conflicts of laws principles.

28. Export Controls. Both Parties will adhere to all applicable laws, regulations and rules relating to the export of technical data and will not export or re-export any technical data, any products received from the other Party or the direct product of such technical data to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized.

29. Headings. The captions and headings used in this Agreement are inserted for convenience only and will not affect the meaning or interpretation of this Agreement.

30. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together will constitute one and the same document

                       CONFIDENTIAL TREATMENT REQUESTED

                                   EXHIBIT H
                       Customization of Co-Branded Sites



DigitalWork shall create, at its sole expense, a fully customized site for the AOL Business Property and warrants that it also shall implement, at its sole expense, any appropriate infrastructure additions to the Customized Site to support the projected traffic growth on such Customized Site. Such customization shall include, without limitation:

     (a)  Standard Customization
     ---  ----------------------

          (i) the inclusion of a toolbar (the parameters, specifications and format of which are listed below) at the top and bottom of each page of the DigitalWork Internet Site, which, among other things, will provide navigation back to the AOL Network;

          (ii)   various additional co-branding elements to be specified;

          (iii) the creation of links in connection with communication services on the Customized Site to the corresponding or equivalent communication services or areas of the Customized Site of the appropriate AOL Property (e.g., chat from the Customized Site of the AOL Service will link to the chat area on the AOL Service); and

          (iv) the linking of the Customized Site to an URL which contains the location code for the AOL Business brand (e.g., www.DigitalWork.aolbusinessbrand.com) or any such other URL as determined by AOL in its sole discretion).


(e)  Cobranding example: Netscape Netcenter.
---  --------------------------------------

DigitalWork/Netscape Netcenter co-branded as follows: (x) displaying on each page of the DigitalWork-Netcenter Site headers, footers and left navigation sidebar of size and type determined by AOL and which contain both Netscape and DigitalWork branding, links to Netscape Netcenter, a search box, two (2) promotional spaces to be programmed by AOL, and advertising space as desired by partner; (y) programming each page of the DigitalWork-Netcenter Site with a co-branded domain name (e.g., DigitalWork.netscape.com) and (z) matching the look and feel of Netscape Netcenter on the DigitalWork-Netcenter Site. Within navigation sidebar, where subdepartments exist under Netcenter Department headings, these will be broken out for navigational purposes.

NETSCAPE: DigitalWork shall create a version of the DigitalWork Internet Site customized for distribution through Netscape Netcenter (the "DigitalWork-NS Site") by: (a) displaying a "C-frame" header, footer and left-side menu bar on each page of the DigitalWork-NS Site (or any other mutually agreed alternatives) as well as the additional standard programming elements as set forth in the Programming Plan, with such C-frame of size and type determined by AOL with the headers and footers containing both Netscape and DigitalWork branding, links to Netscape Netcenter, a search box and two (2) promotional spaces to be programmed by AOL, (b) eliminating the use of "pop-up" windows, screens and similar types of functionality in connection with the display of advertising, promotions or sponsorships on the DigitalWork-NS Site, (c) programming each page of the DigitalWork-NS Site with a co-branded domain name (e.g., insweb.netscape.com) and (d) matching the Look and Feel, templates (including sponsorship positions) and navigation of Netscape Netcenter on the DigitalWork-NS Site. Detailed co-branding requirements can be found at http://proto.mcom.com:888/nc20/html/. AOL will have design approval of any co-branding (on an ongoing basis) over all pages.